                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY

                                SUPPORT AGREEMENT

              SUPPORT AGREEMENT (this "Agreement"), dated as of August 23, 2000, between The MONY Group Inc., a Delaware corporation ("Parent"), and the undersigned shareholders (the "Shareholders," each a "Shareholder") of The Advest Group, Inc., a Delaware corporation (the "Company").

              WHEREAS, as of the date hereof, each of the Shareholders own (either beneficially or of record) that number of shares of common stock, par value $.01 per share, of the Company, including all associated preferred share purchase rights ("Company Common Stock"), as set forth opposite such Shareholder's name on Schedule A attached hereto (all such shares and any shares of Common Stock hereafter acquired by the Shareholders prior to the termination of this Agreement being referred to herein as the "Shares");

              WHEREAS, concurrently herewith, Parent, MONY Acquisition Corp., a Delaware corporation ("Merger Sub") and the Company are entering into an Agreement and Plan of Merger (as such Agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, the Company shall be merged with and into Merger Sub, and the separate corporate existence of the Company shall thereupon cease (the "Merger"). Merger Sub shall be the Surviving Corporation (as defined in the Merger Agreement) in the Merger, and will be a wholly owned subsidiary of Parent; and

              WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has requested that the Shareholders agree, and, in order to induce Parent to enter into the Merger Agreement, the Shareholders have agreed, to the terms and provisions hereof;

              NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

              1.1 VOTING OF SHARES. Until the termination of this Agreement in accordance with Section 4.12 hereof, each Shareholder hereby agrees as follows:

                     (a) The Shareholder shall, including by initiating a written consent solicitation if requested by Parent, vote (or cause to be voted) the Shares in favor of the Merger, the approval and adoption of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement and the Option Agreement (as defined in the Merger Agreement), at any meeting of shareholders of the Company called to vote upon such matters or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to such matters is sought (the "Special Meeting").


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                     (b)    The Shareholder shall not take any action to revoke
or terminate, or permit to be revoked or terminated, any trust for which the Shareholder serves as trustee, or take any other action which would restrict, limit or frustrate the Shareholder's right to vote the Shares, including on behalf of such trust, in accordance with this Agreement.

              1.2    GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY. (a)
The Shareholder hereby irrevocably grants to, and appoints, Parent and Michael
I. Roth, Richard Daddario and Kenneth M. Levine, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Shares, or grant a consent or approval in respect of the Shares, in favor of adoption of the Merger Agreement.

                     (b) The Shareholder represents that any proxies heretofore given in respect of the Shares are not irrevocable, and that all such proxies are hereby revoked. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

              1.3 RESTRICTIONS ON TRANSFER AND CONVERSION. (a) Until the close of business on the date of the Special Meeting, the Shareholder will not
(i) sell, assign, transfer, pledge or otherwise dispose of or transfer any of its Shares, (ii) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto, or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Shares; provided, however, that the Shareholder may make bona fide gifts of Shares, and may make transfers of Shares into one or more trusts for estate or tax planning purposes, so long as the recipient of such gift, or such trust, as applicable, enters into an agreement with Parent substantially identical to this Agreement.

                     (b) If, at the time the Merger Agreement is submitted for approval to the shareholders of the Company, the Shareholder is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act of 1933, as amended, the Shareholder shall deliver to Parent on or prior to the Closing Date (as defined in the Merger Agreement) a written agreement substantially in the form attached as Exhibit A to the Merger Agreement.


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

                     (c) The Shareholder agrees to tender to Merger Sub, within 10 business days after the date hereof (or, in the event the Shares are acquired subsequent to the date hereof within 10 business days after the date of such acquisition), any and all certificates representing the Shares in order that Merger Sub may inscribe upon such certificates a legend in accordance with subsection (d) below, provided, however, that no such legend shall be required to be inscribed if (i) the Shareholder holds all of the Shares in one brokerage account at one brokerage firm (the "Firm") and (ii) the Shareholder and the Firm acknowledge and agree in writing with the Parent that (A) the foregoing clause
(i) accurately reflects the holding of all of the Shares and (B) the Shares will not be transferred, and the Shareholder and the Firm will take all actions to ensure that the Shares will not be transferred, in violation of this Agreement.

                     (d) The Company will inscribe upon any Certificate (as defined in the Merger Agreement) representing the Shares tendered by a Shareholder for such purpose the following legend: THE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SUPPORT AGREEMENT DATED AS OF AUGUST 23, 2000, AND ARE SUBJECT TO THE TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

                                   ARTICLE II

              Each Shareholder represents and warrants to Parent as follows:

              2.1 AUTHORITY. The Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms. If the Shareholder is a natural person and is married, and the Shares constitute community property or otherwise require spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which the Shareholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

              2.2 THE SHARES. The Shareholder is the record and beneficial owner of or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Shares, free and clear of any liens, claims, encumbrances or security interests whatsoever. The Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than as set forth on Schedule A hereto. The Shareholder has the sole right to vote the Shares, and none of such Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Shares, except as contemplated by this Agreement.


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              2.3    NO VIOLATION. Neither the execution and delivery by the
Shareholder of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with, or result in a breach of any provision of the Certificate of Incorporation or Bylaws (or other comparable organizational documents, if any) of the Shareholder, if applicable; (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise, license, statute, law, ordinance, rule, regulation, judgment, order, notice or decree, applicable to the Shareholder or to the Shareholder's property or assets, including the Shares;
(iii) other than the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and informational filings with the Securities and Exchange Commission, require any filing with, or permit, authorization, consent or approval of, any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental and regulatory authority or agency, domestic or foreign, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Shareholder or any of the Shareholder's properties or assets, including the Shares.

                                   ARTICLE III

              3.1 NO SOLICITATION. Prior to the Effective Time (as defined in the Merger Agreement), (a) no Shareholder in its capacity as a shareholder of the Company shall, or shall permit any agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by
it) to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the Company's shareholders) with respect to an Alternative Proposal (as defined in the Merger Agreement) or with respect to any tender offer for or solicitation of proxies with respect to any shares of Company Common Stock, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal or relating to any tender offer for or solicitation of proxies with respect to any shares of Company Common Stock, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal or any tender offer for or solicitation of proxies with respect to any shares of Company Common Stock and (b) each Shareholder will notify Parent immediately in writing if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, that Shareholder in that Shareholder's capacity as a shareholder of the Company.

                                   ARTICLE IV

              4.1 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return


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receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

              If to Parent:

              The MONY Group Inc.
              1740 Broadway
              New York, New York 10017
              Attention: General Counsel

              with a copy to:

              Dewey Ballantine LLP
              1301 Avenue of the Americas
              New York, New York 10019-6092
              Attention: Jonathan L. Freedman, Esq.

              If to the Shareholders, to the address indicated on Schedule A attached hereto for each respective Shareholder.

              with copies to:

              Wachtell, Lipton, Rosen & Katz
              51 West 52nd Street
              New York, New York 10019-6150
              Attention: Craig M. Wasserman, Esq.
              Telecopy: (212) 403-2232

              and:

              Day, Berry & Howard LLP
              Cityplace I
              Hartford, Connecticut 06103-3499
              Attention: William H. Cuddy, Esq.
              Telecopy: (860) 275-0343

              4.2 CERTAIN EVENTS. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including such Shareholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by any Shareholder, the number of Shares listed herein shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common



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Stock or other voting securities of the Company issued to or acquired by such
Shareholder.

              4.3 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent may assign its rights hereunder to any of its direct or indirect wholly-owned subsidiaries, including Merger Sub. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

              4.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

              4.5 AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

              4.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

              4.7 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives to the fullest extent permitted by applicable law any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby. If Parent should institute an action or proceeding seeking specific enforcement of the provisions hereof, then each Shareholder hereby waives the claim or defense that Parent has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each Shareholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

              4.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such


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determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

              4.9 PUBLIC ANNOUNCEMENTS. Except as required by law, no Shareholder shall issue any press release or other public statement with respect to the transactions contemplated by this Agreement and the Merger Agreement without the prior written consent of Parent.

              4.10 HEADINGS. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

              4.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which, taken together, shall constitute one and the same agreement.

              4.12 TERMINATION. This Agreement shall terminate automatically immediately following the earlier of (i) termination of the Merger Agreement and
(ii) the closing of the Merger.

              4.13 SHAREHOLDER CAPACITY. As of the date of this Agreement, certain of the Shareholders are officers or directors of the Company. None of the Shareholders makes any agreement or understanding herein in his or her capacity as a director or officer of the Company. Each Shareholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's securities and nothing herein shall limit or affect any actions taken by a Shareholder in his or her capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.


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

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            THE MONY GROUP, INC.



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



                                            PETER R. KELLOGG


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            THE MONY GROUP, INC.



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



                                            GRANT W. KURTZ


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            THE MONY GROUP, INC.



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



                                            ALLEN WEINTRAUB


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            THE MONY GROUP, INC.



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



                                            GEORGE A. BOUJOUKOS


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                   SCHEDULE A



SHAREHOLDER                                             SHARES OWNED
-----------                                             ------------


Peter R. Kellogg                                         1,564,612
c/o Spear, Leeds & Kellogg
120 Broadway
New York, NY  10271


Allen Weintraub                                            182,382


Grant W. Kurtz                                             151,316
74 Ferncliff Drive
West Hartford, CT  06107


George A. Boujoukos                                         84,678
90 State House Square
Hartford, CT  06103